Exhibit 99.2
GeneDx Holdings Corp.
Unaudited Supplemental Financial Information
(in thousands, except share and per share amounts)
This unaudited supplemental financial information covers the fiscal year ended December 31, 2025 and each of the interim periods within that year and reflects (1) the reclassification of the previously separate “selling and marketing” and “general and administrative” line items into the combined “selling, general and administrative” line item, and (2) the recalculation of adjusted net income (loss) for all prior periods presented to include the adjustment for non-core lease costs. This recast of prior period financial information is not a restatement of previous financial statements and does not affect the Company’s GAAP results for any previously reported periods.

	Three months ended March 31, 2025
	As previously reported GAAP Measure	GAAP impact of change in presentation(1)	As reported GAAP Measure	As previously reported Non-GAAP Measure	Non-GAAP impact of change in presentation(1)	Non-GAAP adjustment for non-core lease costs(2)	As reported Adjusted Measure
Diagnostic test revenue	$85,759	$—	$85,759	$85,759	$—	$—	$85,759
Other revenue	1,356	—	1,356	1,356	—	—	1,356
Total revenue	87,115	—	87,115	87,115	—	—	87,115
Cost of services	28,639	—	28,639	27,396	—	—	27,396
Gross profit	58,476	—	58,476	59,719	—	—	59,719
Gross margin	67.1%		67.1%	68.6%			68.6%

Research and development	12,577	—	12,577	11,758	—	—	11,758
Selling and marketing	18,316	(18,316)	—	16,529	(16,529)	—	—
General and administrative	32,134	(32,134)	—	23,980	(23,980)	—	—
Selling, general and administrative	—	50,450	50,450	—	40,509	(1,481)	39,028
(Loss) income from operations	(4,551)	—	(4,551)	7,452	—	1,481	8,933

Interest expense, net	(640)	—	(640)	—	—	—	—
Other income, net	(891)	—	(891)	239	—	—	239
Income tax expense	(447)	—	(447)	—	—	—	—
Net (loss) income	$(6,529)	$—	$(6,529)	$7,691	$—	$1,481	$9,172

Basic (loss) earnings per share	$(0.23)		$(0.23)	$0.27			$0.33
Diluted (loss) earnings per share	$(0.23)		$(0.23)	$0.26			$0.31

	Three months ended June 30, 2025
	As previously reported GAAP Measure	GAAP impact of change in presentation(1)	As reported GAAP Measure	As previously reported Non-GAAP Measure	Non-GAAP impact of change in presentation(1)	Non-GAAP adjustment for non-core lease costs(2)	As reported Adjusted Measure
Diagnostic test revenue	$99,823	$277	$100,100	$99,823	$277	$—	$100,100
Other revenue	2,869	(277)	2,592	2,869	(277)	—	2,592
Total revenue	102,692	—	102,692	102,692	—	—	102,692
Cost of services	31,790	—	31,790	30,208	—	—	30,208
Gross profit	70,902	—	70,902	72,484	—	—	72,484
Gross margin	69.0%		69.0%	70.6%			70.6%

Research and development	15,079	—	15,079	13,448	—	—	13,448
Selling and marketing	19,448	(19,448)	—	16,882	(16,882)	—	—
General and administrative	27,415	(27,415)	—	27,459	(27,459)	—	—
Selling, general and administrative	—	46,863	46,863	—	44,341	(1,405)	42,936
Income from operations	8,960	—	8,960	14,695	—	1,405	16,100

Interest expense, net	(817)	—	(817)	—	—	—	—
Other income, net	2,420	—	2,420	288	—	—	288
Income tax benefit	246	—	246	—	—	—	—
Net income	$10,809	$—	$10,809	$14,983	$—	$1,405	$16,388

Basic earnings per share	$0.38		$0.38	$0.52			$0.57
Diluted earnings per share	$0.36		$0.36	$0.50			$0.55

	Three months ended September 30, 2025
	As previously reported GAAP Measure	GAAP impact of change in presentation(1)	As reported GAAP Measure	As previously reported Non-GAAP Measure	Non-GAAP impact of change in presentation(1)	Non-GAAP adjustment for non-core lease costs(2)	As reported Adjusted Measure
Diagnostic test revenue	$113,523	$—	$113,523	$113,523	$—	$—	$113,523
Other revenue	3,220	—	3,220	3,220	—	—	3,220
Total revenue	116,743	—	116,743	116,743	—	—	116,743
Cost of services	32,216	—	32,216	30,623	—	—	30,623
Gross profit	84,527	—	84,527	86,120	—	—	86,120
Gross margin	72.4%		72.4%	73.8%			73.8%

Research and development	19,829	—	19,829	18,034	—	—	18,034
Selling and marketing	23,510	(23,510)	—	20,366	(20,366)	—	—
General and administrative	44,439	(44,439)	—	32,809	(32,809)	—	—
Selling, general and administrative	—	67,949	67,949	—	53,175	(1,323)	51,852
(Loss) income from operations	(3,251)	—	(3,251)	14,911	—	1,323	16,234

Interest expense, net	(562)	—	(562)	—	—	—	—
Other expense, net	(3,575)	—	(3,575)	(176)	—	—	(176)
Income tax expense	(247)	—	(247)	—	—	—	—
Net (loss) income	$(7,635)	$—	$(7,635)	$14,735	$—	$1,323	$16,058

Basic (loss) earnings per share	$(0.27)		$(0.27)	$0.51			$0.56
Diluted (loss) earnings per share	$(0.27)		$(0.27)	$0.49			$0.53

	Three months ended December 31, 2025
	As previously reported GAAP Measure	GAAP impact of change in presentation(1)	As reported GAAP Measure	As previously reported Non-GAAP Measure	Non-GAAP impact of change in presentation(1)	Non-GAAP adjustment for non-core lease costs(2)	As reported Adjusted Measure
Diagnostic test revenue	$117,286	$—	$117,286	$117,286	$—	$—	$117,286
Other revenue	3,703	—	3,703	3,703	—	—	3,703
Total revenue	120,989	—	120,989	120,989	—	—	120,989
Cost of services	36,721	—	36,721	34,974	—	—	34,974
Gross profit	84,268	—	84,268	86,015	—	—	86,015
Gross margin	69.6%		69.6%	71.1%			71.1%

Research and development	24,541	—	24,541	22,256	—	—	22,256
Selling and marketing	27,131	(27,131)	—	24,137	(24,137)	—	—
General and administrative	46,831	(46,831)	—	35,383	(35,383)	—	—
Selling, general and administrative	—	73,962	73,962	—	59,520	(1,182)	58,338
(Loss) income from operations	(14,235)	—	(14,235)	4,239	—	1,182	5,421

Interest expense, net	(520)	—	(520)	—	—	—	—
Other (expense) income, net	(3,475)	—	(3,475)	161	—	—	161
Income tax benefit	564	—	564	—	—	—	—
Net (loss) income	$(17,666)	$—	$(17,666)	$4,400	$—	$1,182	$5,582

Basic (loss) earnings per share	$(0.61)		$(0.61)	$0.15			$0.19
Diluted (loss) earnings per share	$(0.61)		$(0.61)	$0.14			$0.18

	Year ended December 31, 2025
	As previously reported GAAP Measure	GAAP impact of change in presentation(1)	As reported GAAP Measure	As previously reported Non-GAAP Measure	Non-GAAP impact of change in presentation(1)	Non-GAAP adjustment for non-core lease costs(2)	As reported Adjusted Measure
Diagnostic test revenue	$416,668	$—	$416,668	$416,668	$—	$—	$416,668
Other revenue	10,871	—	10,871	10,871	—	—	10,871
Total revenue	427,539	—	427,539	427,539	—	—	427,539
Cost of services	129,366		129,366	123,201	—	—	123,201
Gross profit	298,173	—	298,173	304,338	—	—	304,338
Gross margin	69.7%		69.7%	71.2%			71.2%

Research and development	72,026	—	72,026	65,496	—	—	65,496
Selling and marketing	88,405	(88,405)	—	77,914	(77,914)	—	—
General and administrative	150,819	(150,819)	—	119,631	(119,631)	—	—
Selling, general and administrative	—	239,224	239,224	—	197,545	(5,391)	192,154
(Loss) income from operations	(13,077)	—	(13,077)	41,297	—	5,391	46,688

Interest expense, net	(2,539)	—	(2,539)	—	—	—	—
Other (expense) income, net	(5,521)	—	(5,521)	512	—	—	512
Income tax benefit	116		116	—	—	—	—
Net (loss) income	$(21,021)	$—	$(21,021)	$41,809	$—	$5,391	$47,200

Basic (loss) earnings per share	$(0.73)		$(0.73)	$1.46			$1.65
Diluted (loss) earnings per share	$(0.73)		$(0.73)	$1.40			$1.58
(1)Beginning with the quarter ended March 31, 2026, the Company has combined the previously separate line items for (i) selling and marketing and (ii) general and administrative into a single consolidated line item titled “selling, general and administrative” in the consolidated statements of operations and comprehensive loss. This is a change in presentation only and has no impact on the Company’s previously reported financial results for the current or any prior period.
(2)Beginning with the fiscal quarter ended March 31, 2026, the Company has modified its methodology for adjusted net income (loss), a non-GAAP financial measure, to include an adjustment for non-core lease costs. Non-core lease costs represent occupancy and related expenses associated with vacant laboratory facilities and office space in Connecticut that are no longer utilized as part of the Company’s operations.